UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2025

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 20, 2025, the registrant announced the closing of a $65 million securitization of residual interests from previously issued securitizations secured by an 80% interest in a Consumer Portfolio Services, Inc. (“CPS”) majority owned affiliate (“MOA”) that owns the residual interests in five CPS securitizations issued from October 2023 through September 2024.

The MOA interest includes 80% of the amounts on deposit in the underlying spread accounts for each related securitization and 80% of the over-collateralization of each related securitization, which is the difference between the outstanding principal balance of the related receivables less the outstanding principal balance of the notes associated with the securitization. On each monthly payment date, the notes will be paid interest at the coupon rate and, if necessary, a principal payment necessary to maintain a specified minimum collateral ratio.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

Item 9.01. Financial Statements and Exhibits.

Neither financial statements nor pro forma financial information are filed with this report.

(d) Exhibits

One exhibit is included with this report:

99.1	News release re March 20, 2025 transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: March 21, 2025	By: /s/ Denesh Bharwani
Denesh Bharwani Executive Vice President and Chief Financial Officer Signing on behalf of the registrant

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